Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into effective as of the 1st day of March, 2007, by and between Bristow Helicopter Group Limited. (“the Company”), and Richard David Burman, an individual (“the Executive”). Company and Executive are sometimes hereinafter each referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into that certain Employment Agreement (the “Agreement”) on October 15th 2004, setting forth the terms under which the Company would employ the Executive; and

WHEREAS, the Parties desire to amend the Agreement to eliminate the company car allowance and reimbursement of certain club dues, as provided in this Amendment.

WHEREAS, the parties also desire to amend the agreement by including a “cost of living” allowance, “moving costs” and mortgage support

NOW, THEREFORE, in consideration of the mutual promises and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties agree to amend the Agreement as follows:

1)	The Parties hereby amend the Agreement by increasing Monthly Base Salary as referred to in Section 4 and subsequent letters by the amount of £992 effective March 1st 2007:

2)	The Parties hereby agree that clause 11 referring to the payment of a car allowance is now deleted and that no company car allowance shall be payable.

3)
The Parties hereby amend the Agreement by deleting the words: “The Executive will also be reimbursed, subject to the production of vouchers, subscription costs and annual fees for membership to a local club (eg golf club)” from clause 5 of the Agreement.

4)
Notwithstanding the foregoing, for purposes of determining (a) the Annual Bonus pursuant to Section 4 of the Agreement and any amount credited by the Company into a Company deferred compensation plan, the increase in Annual Base Salary pursuant to Section 4 of the Agreement shall not be effective until April 1, 2007. For all other purposes, including, but not limited to, Section 4 of the Agreement, the increase in Annual Base Salary pursuant to Section 2 of this Amendment shall be effective on March 1, 2007.

5)	A cost of living allowance of £1,233 per month will be paid with effect from 1st March.

6)
Moving costs covering legal, removal, estate agent and relevant tax costs will be reimbursed including personal taxes on these paid 1/3rd when incurred, 1/3rd on the first anniversary and 1/3rd on the second anniversary. In addition one month’s salary to cover miscellaneous relocation costs will be paid in March 2007.

7)	Mortgage support will be paid on the following reducing basis

•	£38,500 paid April 2007

•	£28,875 paid April 2008

•	£19250 paid April 2009

•	£9625 paid April 2010

8)	Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

9)
This Amendment, which may be executed in one or more counterparts, is executed as and shall constitute an amendment to the Agreement, and shall be construed in connection with and as a part of the Agreement. Except as amended by this Amendment, all the terms and provisions of the Agreement shall remain in full force and effect.

10)
This Amendment embodies the entire agreement and understanding between the Parties related to the subject matter hereof, and supercedes and replaces any other agreement or understanding between the Parties regarding the subject matter of this Amendment, whether written or oral, prior to this Amendment. This Amendment may not be modified, amended, varied or supplemented except by an instrument in writing signed by Company and Executive.

11)	This Amendment shall be governed by and construed in accordance with English Law.

IN WITNESS WHEREOF, each Party has executed this Amendment effective as of the date first written above.

Signed for Bristow Helicopter Group Limited

By: /S/ David Randall

In the presence of

Signed by the said Richard Burman

/S/ Richard Burman  April 23, 2007

In the presence of